Exhibit 99.1

VAALCO ENERGY, INC. ANNOUNCES INTENTION TO LIST ON THE MAIN MARKET OF THE LONDON STOCK EXCHANGE

HOUSTON – September 16, 2019 – VAALCO Energy, Inc. (NYSE: EGY) (“VAALCO” or the “Company”), an independent energy company focused on development and production assets in West Africa, today announces its formal intention to seek a Standard Listing on the Main Market of London Stock Exchange (”LSE”), to complement its existing Listing on the New York Stock Exchange.

Highlights:

•	VAALCO is an established operator with a proven track record in West Africa
•	Operator of the Etame Marin Block located offshore Gabon (31.1% working interest), that has produced circa 110 million gross barrels since first sale of oil in November 2002
•	Net production (after royalty deduction) of 3,664 barrels of oil per day (“BOPD”) as at Q2 2019
•	Strategic focus on generating free cash flow from a low risk reserve base
•

Active work programme at Etame in 2019/20 recently underway to grow production and reserves, with up to three development wells and two appraisal wellbores to be drilled within the next 12 months (“Work Programme”)

•	Reserves and resources of ~123 million gross barrels of oil (“MMBBL”) at Etame
•	Significant development opportunities and leads at or near existing platforms where infrastructure is in place to bring new production online quickly, further enhancing economics
•	Diversified portfolio with exploration and development potential from Block P, offshore Equatorial Guinea (31.0% working interest)
•	Solid financial footing with no debt and $48.6 million of cash and cash equivalents at 30 June 2019
•	Actively pursuing M&A opportunities within strategic focus areas
•	Obtaining dual-listing on Main Market of LSE to broaden shareholder base and access future capital to support growth strategy
•	Anticipating the Listing will occur by 30 September 2019
•	Shares will trade under the ticker EGY and the expected market capitalisation on Admission will be circa $100m

Cary Bounds, VAALCO’s Chief Executive Officer commented: “Since 2017, our strategy has been clearly focused on strengthening the core foundations of the Company and preparing it for sustainable, long-term growth.  We have successfully delivered a number of material developments that have secured and enhanced the future for VAALCO, enabling us to embark on this dual-listing from a position of strength.

VAALCO has an enviable position for a company of its size in terms of its debt-free balance sheet and strong cash position.  This allows us to self-fund our active work programme that has recently commenced, and will provide multiple catalysts in the coming year as we look to enhance production and realise upside from our proven reserves and resources.

The London Listing makes strong strategic sense in terms of obtaining a dual-listing on another leading international exchange with a sophisticated understanding of investment propositions and assets within VAALCO’s West Africa focus.  We hope to use the Listing as a springboard to achieve our ambitious medium-term organic and inorganic growth objectives.”

In conjunction with its LSE listing, VAALCO has posted an updated investor presentation to its web site, www.vaalco.com, in the Investor Relations section under Webcasts/Presentations.

For further information:

VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 623 0801
Website: Cary Bounds, CEO Elizabeth Prochnow, CFO	www.vaalco.com

Buchanan (UK PR)	+44 (0) 207 466 5000
Ben Romney / Chris Judd	VAALCO@buchanan.uk.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

GMP First Energy (Financial Adviser and Joint Corporate Broker)	+44 (0) 207 448 0200
Jonathan Wright / Hugh Sanderson

Canaccord Genuity (Joint Corporate Broker)	+44 (0) 207 523 4617
Henry Fitzgerald-O’Connor / James Asensio

1: Company Overview

VAALCO is an independent energy company based in Houston, Texas, USA engaged in the production of crude oil and the exploration and development of oil properties in West Africa.

The Group’s flagship asset is a 31.1 percent working interest in the Etame Marin Block, located offshore Gabon, which has produced more than 110 MMBBL to date. The Etame Marin Block production sharing contract (“Etame PSC”), was originally entered

into in July 1995.   In September 2018, VAALCO extended the Etame PSC until 2028, with an option to extend for two additional five-year periods.

VAALCO is designated as the operator on behalf of the Etame joint venture owners (“Etame Consortium”). The Etame Consortium consists of four companies, being (1) VAALCO Gabon SA; (2) Addax Petroleum Oil & Gas Gabon; (3) Sasol Gabon S.A.; and (4) PetroEnergy Resources Corporation. Etame is subject to a 7.5 percent back-in carried interest by the State of Gabon, which is currently held by Tullow Oil Gabon S.A. VAALCO’s working interest will decrease to 30.3 percent in June 2026, when the back-in carried interest increases to 10 percent.

VAALCO’s interest in Etame accounts for substantially all of the Group’s revenue and 100 percent of its reserves. In addition to its interest in the Etame Marin Block, VAALCO owns a 31.0 percent working interest in in an undeveloped portion of Block P, located offshore Equatorial Guinea.

As of 31 March 2019, VAALCO has estimated proved reserves of 5.6 MMBBL, probable reserves of 4.5 MMBBL and contingent resources (3C) of up to 11.9 MMBBL, pursuant to its interests in the Etame Marin Block. Its interests in Block P are estimated to be contingent resources (3C) of up to 8.2 MMBBL.

VAALCO was founded in 1985 and its common shares are currently listed, and will remain listed after Admission, on the NYSE under the symbol “EGY.”

2: Investment Case

Established operator with a proven track record in West Africa

The Group acquired its interest in Etame in July 1995. Since acquiring its interest, VAALCO has acted as operator and has produced more than 110 MMBBL of oil to date, including from deep and over pressured reservoirs. In addition to the Etame Marin Block, the Group has an active working interest in the prospective Block P, which it has owned since November 2012 and which the Directors believe has the potential to significantly increase the Group’s reserves.

Strong management team with extensive industry experience

The Directors, Executive Officers and the Group’s technical teams have experience of working in international and national oil companies, independents and service companies and have global experience in hydrocarbon exploration, development and production operations. They have extensive experience in the African oil and gas market.

Profitable free cash flow from low risk reserve base

VAALCO’s operations in Etame have provided the Group with a profitable basis of free cash flow with operating income from the Etame Marin Block in the financial year ended 31 December 2018 of $51.3 million. The Directors believe that, following amendment no.6 of the Etame PSC on 17 September 2018 (“Etame PSC Extension”) and based on the reserves and resources evaluated by Netherland, Sewell & Associates, Inc., the Company’s competent person for the London Listing, it can leverage these strengths to continue to benefit shareholders.

Material upside from existing Etame Field

VAALCO’s proved reserves are estimated at 5.6 MMBBL, probable reserves at 4.5 MMBBL and contingent resources (3C) at up to 11.9 MMBBL, as at 31 March 2019.

As a result of improved oil pricing, positive production performance and the Etame PSC Extension, VAALCO’s estimated proved reserves increased by 3.7 MMBBL (76 percent) during 2018. This increase was a result of (i) the Etame PSC Extension (adding 2.2 MMBBL); (ii) better-than-forecasted results for production (adding 1.1 MMBBL); and (iii) increased crude oil prices (adding 0.4 MMBBL). The total proved reserves replacement at Etame for 2018 was 270 percent of the total net production.

Fully funded Work Programme providing multiple catalysts

VAALCO is fully funded to pursue the Work Programme, which commenced in September 2019, through H1 2020, exploring, developing and potentially upscaling the known reserves and resources at the Etame Marin Block. VAALCO commenced the Work Programme on 13 September 2019, beginning the drilling of its first appraisal wellbore of the programme in the Etame Field to evaluate the Dentale Formation with a further appraisal wellbore to evaluate the Gamba Formation in the Southeast Etame Field and up to three development wells to follow. The Directors believe that the Work Programme is the first step in realising the full potential now opened to VAALCO following the extension of the Etame PSC.

Solid foundation to pursue opportunistic inorganic growth

VAALCO’s goal is to achieve transformational growth both organically and through potential value-accretive acquisitions or mergers of similar properties or assets to diversify the Group’s portfolio.

3: Strategy

Following the Etame PSC Extension, VAALCO’s financial position has improved and the Group has no debt. The Directors believe that the Group will generate sufficient operating cash flow to sustain current operations and fund development projects in the Etame Marin Block.

VAALCO is seeking to further increase production and reserves by undertaking the fully funded Work Programme and pursuing accretive growth opportunities where it can leverage proven technical and operational capabilities.

The cornerstone of VAALCO’s strategy to create long-term value for all stakeholders is to focus on profitable growth from low-risk reserve development while maintaining financial discipline.

4: The Assets

Etame Marin Block, Gabon

The Etame Marin Block lies approximately 23 km northwest of the Gabon-Congo international boundary and 140 km southeast of Sette Cama, Gabon, in water depths ranging from 75 m to 85 m. It is separated into three Exclusive Exploitation Authorisations (“EEAs”) in the permit area, which comprise approximately 187 km2  located around the five producing Etame Field areas. The Ebouri EEA comprises 14.86 km2, the Avouma EEA comprises 77.81 km2 and the Etame EEA comprises 94.44 km2.

Production

In 2018, VAALCO’s net production at Etame averaged approximately 3,751 BOPD, decreasing from a 4,159 BOPD average for fiscal year 2017, reflecting natural decline. The average net production for Q2 2019 was 3,664 BOPD, increasing from an average of 3,549 BOPD in Q2 2018 and 3,496 BOPD in Q1 2019.

During Q2 2019, the ETAME-4H well produced an average of approximately 350 BOPD gross (95 BOPD, net to VAALCO); however, in July 2019, this well stopped producing. In September 2019, the ETAME-10H well, which had produced an average of approximately 735 BOPD gross (200 BOPD, net to VAALCO) during Q2 2019, stopped producing. VAALCO is currently undertaking a technical analysis of cost effective remedial work with a view to re-establishing production at each of ETAME-4H and ETAME-10H.

In July 2019, the Company performed an acid simulation job on the ETBNM-2H well. Subsequent to this work, the well would not flow naturally, and VAALCO was unable to restore production. VAALCO is currently planning on performing remedial work in Q4 2019 with a view to re-establishing production. During Q2 2019, this well produced an average of approximately 420 BOPD gross (113 BOPD net to VAALCO).

In August 2019, VAALCO performed a planned maintenance turnaround for the FPSO Petroleo Nautipa, which included a nine-day full field shut down which will impact Q3 2019 production. This was taken into consideration in determining the full year guidance for 2019, which remains at between 3,300 BOPD net to VAALCO and 3,900 BOPD net to VAALCO. Taking into consideration the combination of the planned turnaround, as well as the impact of deferred production from the three wells that are not producing, VAALCO expects average production for Q3 2019 to be between 3,000 BOPD net to VAALCO and 3,300 BOPD net to VAALCO.

Work Programme

Under the terms of the Etame PSC, the Etame Consortium is required to drill two development wells and two appraisal wellbores at the Etame Marin Block by 16 September 2020 (“Base Case Work”).

Base Case Work appraisal wellbores

VAALCO commenced the Work Programme on 13 September 2019, by beginning the drilling of an appraisal wellbore at ETAME-9P, in the Etame Field, to evaluate the Dentale Formation. In addition, VAALCO will drill a second appraisal wellbore in the Southeast Etame Field, to evaluate the Gamba Formation.

Base Case Work development wells

Following completion of the first appraisal wellbore at ETAME-9P, in the Etame Field, VAALCO will drill two development wells in the Etame Field, targeting the Gamba Formation, the first of which will be ETAME-9H.

Expansive Work

In addition to and following the Base Case Work, VAALCO anticipates drilling at least one further development well at the Etame Marin Block in H1 2020 as part of the Work Programme (“Expansive Work”).

The Expansive Work is subject to approval by the other members of the Etame Consortium and the State of Gabon. The location of the Expansive Work development well will depend on the success of the Gamba appraisal wellbore in the Southeast Etame Field:

•	if the appraisal wellbore is successful, an additional development well may be drilled in the Southeast Etame Field (Option A); or

•	if the appraisal wellbore is unsuccessful, an additional development well may be drilled in the South Tchibala Field (Option B).

Cost of the Work Programme

VAALCO estimates that the Base Case Work will cost approximately $61.2 million ($20.5 million, net to VAALCO) and that the Expansive Work will cost approximately $25.0 million – $30.0 million ($8.5 million – $10.0 million, net to VAALCO).

If the Base Case Work is not undertaken, the Etame Consortium must pay the difference between the amounts spent on any wells that were drilled and the estimated costs of the wells as set out in the budget approved by the Government of Gabon, being an estimated cost of $61.2 million ($20.5 million, net to VAALCO).

Block P, Equatorial Guinea

VAALCO (EG) Mauritius Limited (“VAALCO Mauritius”) has a 31.0 percent working interest in an undeveloped portion of Block P, located offshore Equatorial Guinea that the Group acquired in 2012. For a number of years, the Block P interest under the Block P production sharing contract (“Block P PSC”) was in suspension; however, in September 2018, the Equatorial Guinea Ministry of Mines and Hydrocarbons (“EG MMH”) lifted the suspension.

Future development of Block P

VAALCO is awaiting the EG MMH to approve VAALCO Mauritius’ appointment as technical operator for Block P on behalf of the Block P joint venture owners (“Block P Consortium”). There is no prescribed criteria for the EG MMH to consider for reaching a decision. The Block P Consortium consists of four companies, being (1) VAALCO Mauritius; (2) Compania Nacional de Petroleos de Guinea Equatorial (“GEPetrol”); (3) Atlas Petroleum (International) Ltd; and (4) Crown Energy Ventures Corporation.

Each of the Block P Consortium are party to the Block P PSC. GEPetrol will act as the administrative operator. Under the terms of lifting of the suspension of the Block P PSC, GEPetrol was required to introduce a new investor or joint venture owner of Block P by 28 March 2019, and it has fulfilled this requirement.

Once the joint owner is approved by the EG MMH, the Block P Consortium will be required to drill an exploration well within one year.  VAALCO intends to seek a partner on a promoted basis that will cover all or substantially all of the costs to drill the exploratory well.

The Block P Consortium is evaluating the timing and budgeting for development and exploration activities under a development and production area in Block P, including the approval of a development and production plan.  The Block P PSC provides for a development and production period of 25 years from the date of approval of a development and production plan.

5: Management team

Cary M. Bounds (Chief Executive Officer and Director)

Mr. Bounds was appointed Chief Executive Officer on 29 December 2016 after having served as the Chief Operating Officer for VAALCO since July 2015, as well as interim Chief Executive Officer since 1 September 2016. Mr. Bounds has held a variety of technical and management positions of increasing responsibility with major energy companies as well as independent E&P companies.

Andrew L. Fawthrop (Chairman and Director)

Mr. Fawthrop has served on the Board since October 2014 and as the Chairman of the Board since December 2015. Mr. Fawthrop has deep and broad-based experience in the oil and gas industry, including in West Africa, having served for 37 years with Unocal Corporation and Chevron Corporation (following its acquisition of Unocal in 2005) in a vast number of international leadership positions. Most recently, from January 2009 until his retirement in 2014, Mr. Fawthrop served as Chairman and Managing Director for Chevron Nigeria. Prior to his assignment in Nigeria, Mr. Fawthrop served as President and Managing Director for Unocal/Chevron Bangladesh from 2003 until 2007.

A. John Knapp, Jr. (Director)

Mr. Knapp has served on the Board since December 2015. Mr. Knapp is a Partner at CCM Opportunistic Advisors, LLC, an investment fund in Houston, Texas, a position he has held since March 2011. He also serves as the President, Chief Executive Officer, and principal shareholder of Andover Group, Inc., a real estate investment and development company he founded in 1978. Mr. Knapp currently serves on the board of directors of ATRM Holdings, Inc. (NASDAQ: ATRM) which he joined in April 2015, and previously served on from January 2013 until March 2013. He also serves as a director of On Track Innovations Ltd. (NASDAQ: OTIV), and has served since December 2012.

Steven J. Pully (Director)

Mr. Pully has served on the Board since July 2015. Mr. Pully has over 34 years of experience in capital markets, finance, investing and legal matters. He also has extensive board participation and leadership experience. He is currently on the board of publicly-traded Harvest Oil & Gas, a U.S. oil and gas producer. Within the past five years, he has also served on the public boards of Energy XXI Gulf Coast, Titan Energy, Bellatrix Exploration and Goodrich Petroleum. He also serves on a number of private company boards.

William R. Thomas (Director)

Mr. Thomas joined the Board in April 2019 and has over 30 years of experience in the international energy industry as a senior executive, investment banker and entrepreneur.  In 1982, Mr. Thomas joined the International Division of Pennzoil

Company.  In 1986, Mr. Thomas entered investment banking with the Mergers & Acquisitions Department at Bankers Trust Company where he represented energy clients in major transactions.  Mr. Thomas later served as CEO and in other senior executive capacities for companies with petroleum operations in Russia and Kazakhstan.

Elizabeth D. Prochnow (Chief Financial Officer)

Ms. Prochnow was appointed Chief Financial Officer on 1 April 2019 after having served as the Company’s Chief Accounting Officer since March 2015.  Ms. Prochnow has held a variety of finance management positions primarily with publicly traded companies including a number of companies in the energy sector.

Jason J. Doornik (Chief Accounting Officer and Controller)

Mr. Doornik joined the Company on 11 June 2019 as Chief Accounting Officer and Controller.   Mr. Doornik has over twenty years of diversified accounting and finance experience, balanced among large companies and emerging companies as well as public accounting and industry experience.

David A. DesAutels (Executive Vice President of Corporate Development)

Mr. DesAutels joined the Company in July 2017 as Vice President for Exploration and Development and assumed the role of Executive Vice President for Corporate Development on 1 April 2019. Mr. DesAutels is an oil and gas industry executive with over 40 years upstream experience in development and exploration. He has worked on over 100 development projects worldwide, both conventional and unconventional.

Michael G. Silver (Executive Vice President, Company Secretary and General Counsel)

Mr. Silver joined the Company in November 2018 and has served as Executive Vice President and General Counsel since 1 April 2019. Mr. Silver has nearly 30 years of experience in the energy industry and has worked in the legal departments of major oil and gas companies where he supported international upstream activities, including major acquisitions and divestments.

THIS ANNOUNCEMENT AND THE INFORMATION CONTAINED HEREIN IS RESTRICTED AND IS NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM AUSTRALIA, CANADA, JAPAN OR THE REPUBLIC OF SOUTH AFRICA OR TRANSMITTED, DISTRIBUTED TO, OR SENT BY, ANY NATIONAL OR RESIDENT OR CITIZEN OF ANY SUCH COUNTRIES OR ANY OTHER JURISDICTION IN WHICH SUCH RELEASE, PUBLICATION OR DISTRIBUTION MAY CONTRAVENE LOCAL SECURITIES LAWS OR REGULATIONS.

This announcement is an advertisement for the purposes of the Prospectus Regulation Rules of the Financial Conduct Authority ("FCA") and not a prospectus and not an offer to sell, or a solicitation of an offer to subscribe for or to acquire, securities in any jurisdiction.

Neither this announcement nor anything contained herein shall form the basis of, or be relied upon in connection with, any offer or commitment whatsoever in any jurisdiction. Investors should not purchase or subscribe for any shares referred to in this announcement other than solely on the basis of information that is contained in the prospectus (“Prospectus”) intended to be published by VAALCO Energy, Inc. ("VAALCO" or the "Company" and, together with its subsidiaries, the "Group") in connection with the proposed admission of its shares to the standard listing segment of the Official List of the FCA and to trading on the main market for listed securities of the London Stock Exchange plc (“LSE”) (“Admission”).

The estimates of reserves and resources used in this announcement do not meet the rules and guidelines (including those relating to pricing) of the US Securities and Exchange Commission (“SEC”), and the Company is strictly prohibited from including such estimates in filings with the SEC. These estimates include reserves with substantially less certainty than estimates prepared in accordance with SEC rules. U.S. investors are urged to consider closely the disclosure in the Company’s annual report on Form 10-K for the year ended 31 December 2018 and in the Company’s other filings with the SEC, available from the SEC on its website at www.sec.gov.

Copies of the Prospectus will, following publication, be available during normal business hours on any day (except Saturdays, Sundays and public holidays) at the offices of the Company’s English legal advisers, Memery Crystal LLP, at 165 Fleet Street, London EC4A 2DY, and online at www.vaalco.com, subject to applicable securities laws and regulations.

Important Information

The information contained in this announcement is for background purposes only and does not purport to be full or complete. Any purchase of shares on Admission should be made solely on the basis of the information contained in the Prospectus. No reliance may or should be placed by any person for any purpose on the information contained in this announcement or its accuracy, fairness or completeness. The information in this announcement is subject to change.

This announcement does not constitute or form part of an offer to sell or issue, or a solicitation of an offer to subscribe for or buy any shares, and investors should not purchase or subscribe for any shares referred to in this announcement except on the basis of information in the Prospectus. Before any purchase of shares, persons viewing this announcement should ensure that they fully understand and accept the risks which will be set out in the Prospectus when published.

Neither this announcement, nor the information contained within it, is for publication or distribution, in whole or in part, directly or indirectly, in or into Australia, Canada, Japan, The Republic of South Africa or any other jurisdiction where to do so would constitute a violation of the relevant laws of such jurisdiction. The distribution of this announcement or the information contained within it may be restricted by law in certain jurisdictions and persons into whose possession any document or other information referred to herein comes should inform themselves about and observe any such restriction. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction.

Neither this announcement nor anything contained herein shall form the basis of, or be relied upon in connection with, any offer or commitment whatsoever in any jurisdiction.

This announcement contains “forward-looking statements” and “forward-looking information” that are based on the Company’s expectations, estimates and projections as of the date on which the statements were made. This forward-looking information includes, among other things, statements with respect to the Company’s business strategy with respect to the Etame Marin Block and Block P (“Projects”), plan, development, objectives, performance, outlook, growth, cash flow, projections, targets and expectations, oil and gas reserves and resources, results of exploration, the price and demand for oil and gas and acts by the Company’s partners to the respective Projects. Generally, this forward looking information can be identified by the use of forward-looking terminology such as ‘‘outlook’’, ‘‘anticipate’’, ‘‘project’’, ‘‘target’’, ‘‘likely’’, ‘‘believe’’, ‘‘estimate’’, ‘‘expect’’, ‘‘intend’’, ‘‘may’’, ‘‘would’’, ‘‘could’’, ‘‘should’’, ‘‘scheduled’’, ‘‘will’’, ‘‘plan’’, ‘‘forecast’’, ‘‘evolve’’ and similar expressions.

Persons reading this announcement are cautioned that such statements are only predictions, and that the Company’s actual future results or performance may be materially different.

Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information. These statements speak only as of the date of this announcement. Actual operational and financial results or events may differ materially from the Company’s expectations contained in the forward-looking statements as a result of various factors, many of which are beyond the control of the Company.

FirstEnergy Capital LLP (trading as “GMP FirstEnergy”) is authorised and regulated in the United Kingdom by the FCA and is acting exclusively for the Company and no one else in connection with Admission. GMP FirstEnergy will not regard any other person (whether or not a recipient of this announcement) as its client in relation to Admission and will not be responsible to anyone other than the Company for providing the protections afforded to clients of GMP FirstEnergy or for providing any advice in relation to Admission, the contents of this announcement or any transaction or arrangement referred to herein.

Canaccord Genuity Limited (“Canaccord Genuity”) is authorised and regulated in the United Kingdom by the FCA and is acting exclusively for the Company and no one else in connection with Admission. Canaccord Genuity will not regard any other person (whether or not a recipient of this announcement) as its client in relation to Admission and will not be responsible to anyone other than the Company for providing the protections afforded to clients of Canaccord Genuity or for providing any advice in relation to Admission, the contents of this announcement or any transaction or arrangement referred to herein.